Xin Lin
5606 Bissonnet St., #72
Houston, TX 77081
Home (713) 667-4426 Cell (832) 244-2242
     Xinlin_8@yahoo.com

PROFESSIONAL EXPERIENCE

M. D. Anderson Cancer Center - Houston, TX                    2004 - present
University of California, San Francisco - San Francisco, CA          1999 - 2004
University of Houston - Houston, TX 1993-1999

Career Summary:

2004 to Present - Research Scientist
*     Responsible for array CGH studies on renal cancer using Illumina whole genome beadarray technology.
*     Responsible for develop new research projects on new biomarkers for cancer.
*     Responsible for identifying prognosis markers on non-small cell lung cancer using
Taqman real-time PCR.
*     Responsible for identifying genetic risk markers for lung cancer and bladder cancer using SNPlex, Taqman and Illumina genotyping techniques.
*     Responsible for identifying phenotypic risk markers for renal cancer and lung cancer using comet assay and FISH.
*     Responsible for genetic association study using Illumina gene chip array.
*     Lead scientist responsible for the analysis, design, troubleshooting and support in the laboratory.
*     Published four papers and two abstracts for my research.

1999 to 2004 - Postdoctoral Fellow
*     Responsible for develop new research on host-virus interaction and genetic susceptibility to HIV.
*     Responsible for studying different cellular factors critical to HIV transcription using molecular biology and genetic approaches.
*     Responsible for generating and analyzing a transgenic mouse model to study the effect of a viral protein, Tat, on latent viral reservoir.
*     Responsible for generating three knock-out mouse models to study key cellular factors in HIV transcription.
*     Published three papers and two abstracts for my research.
*     Awarded two research grants for my research.

1993 to 1999 - Research Assistant
*     Responsible for positional cloning of a tumor suppressor gene.
*     Responsible for studying the gene structure of this newly identified tumor suppressor gene.
*     Responsible for cloning and analyzing the mouse homolog of this tumor suppressor gene.
*     Responsible for generating and analyzing a knock-out mouse model of this tumor suppressor gene.
*     Published eight papers and five abstracts for my research.

EDUCATION

*     B.S. July, 1992 Department of Genetics and Genetic Engineering, Fudan University,
Shanghai, China
*     Ph.D. August, 1999 Department of Biochemistry and Biology, University of Houston,
Houston, TX

AWARDS/HONORS

*     Performance award, M.D. Anderson Cancer Center, 2006
*     Universitywide AIDS Research Program Postdoctoral Training Award 2002-2004
*     Young Scientist Travel Grant Award XIV International Conference AIDS 2002, Barcelona,
Spain
*     Campbell Foundation Research Grant 2001-2002
*     Graduate Student Research Excellent Award, University of Houston, 1999
*     Sigma Xi Graduate Student Research Achievement Award, Sigma Xi, University of
Houston Chapter, 1999
*     The People's Scholarships, Fudan University, 1988-1992

PUBLICATIONS

1.     J. Z. Gu, X. Lin and D. E. Wells. B22 subunit of ubiquinone oxidoreductase is a candidate gene for branchio-oto-renal syndrome: implications for other hearing loss syndrome (1996). Genomics 35: 6-10.
2.     D. E. Wells, A. Hill, X. Lin, J. Ahn, N. Brown and M. J. Wagner. Identification of novel mutations in the human EXT1 tumor suppressor gene (1997). Human Genetics 99: 612-
615.
3.     H-J. Ludecke, J. Ahn, X. Lin, A. Hill, M. J. Wagner, L.Schmburg, B. Horstemke and D. E.
Wells. Genomic organization and promoter structure of the human EXT1 gene (1997).
Genomics 40: 351-354.
4.     X. Lin and D. E. Wells. Localization of the human H3.3A histone gene, between D2S479 and D1S439 at the distal end of chromosome 1 (1997). Genomics 46: 526-528.
5.     X. Lin and D. E. Wells. Isolation of the mouse cDNA homologous to the human EXT1 gene responsible for hereditary multiple exostosis (1997). DNA sequence 7: 199-202.
6.     X. Lin, L. Gan, W. H. Klein and D. E. Wells. Expression and functional analysis of mouse EXT1, a homolog of the human multiple exostosis type 1 gene (1998).
Biochemical and Biophysical Research Communications 248: 738-743.
7.     X. Lin, D. E. Wells, W. J. Kimberling and S. Kumar. Human NDUFB8 gene: genomic organization and a possible candidate gene associated with deafness disorder mapped to chromosome 8q13 (1999). Human Heredity 49(2):75-80.
8.     X. Lin, G. Wei, Z. Shi, L. Dryer, J. Esko, D. E. Wells and M. M. Matzuk. Disruption of
gastrulation and heparan sulfate biosynthesis in EXT1-deficient mice (2000).
Developmental Biology 224(2): 299-311.
9.     R.Taube, X. Lin, D. Irwin, K. Fujinaga and B. M. Peterlin. P-TEFb can mediate effects on enhancers on the elongation of transcription (2002). Molecular and Cellular Biology 22
(1): 321-331.
10.     X. Lin, R. Taube, K. Fujinaga and B. M. Peterlin. P-TEFb complex containing cyclin K and Cdk9 can activate transcription via RNA (2002). J. Biol. Chem. 277:16873-16878.
11.     X. Lin, D. Irwin, S. Kanazawa, L. Huang, J. Romeo, T. S. B. Yen and B.M. Peterlin.
Transcriptional profiles of latent human immunodeficiency virus in infected individuals:
effects of Tat on the host and reservoir (2003). Journal of Virology 77: 8227-8236.
12.     X. Wu, X. Lin, C. P. Dinney, J. Gu and H.B. Grossman. Genetic Polymorphism related to bladder cancer. Frontiers of Bioscience, In press.
13.     J. Gu, X. Wu, D. Qiong, M.J. Romeo, X. Lin, J. S. Gutkind and D. M. Berman. A
nonsynonymous single-nucleotide polymorphism in the PDZ-Rho guanine nucleotide exchange factor (ser1416Gly) modulates the risk of lung cancer in
Mexican Americans. Cancer 2006 Epub ahead of print.
14.     X. Lin, J. Gu, C. Lu, M. R. Spitz and X. Wu. Expression of telomere-associated proteins as prognostic markers for overall survival in patients with non-small cell lung cancer.
Clinical Cancer Research, In Press.
15.     X. Lin and X. Wu. DNA damages assessed by comet assay can predict renal cancer risk. Journal of Urology, Submitted
16.     M. Huang, C. Dinney, X. Lin, J. Lin, B. Grossman and X. Wu. High-order interactions among genetic variants in DNA base repair (BER) pathway genes and smoking in bladder cancer susceptibility. Cancer Epidemiology Biomarkers and Prevention,
Submitted.

ABSTRACTS

1.     X. Lin, J. Gu, C. Lu, M. R. Spitz and X. Wu (2006). Expression of telomere-associated proteins as prognostic markers for overall survival in patients with non-small cell lung cancer. AACR annual meeting in Washington, DC, Abstract number # 4783.
2.     X. Lin, D. Berman, J. Gu, M. R. Spitz and X. Wu (2005). Down regulation of telomere maintenance genes TRF1, TRF2 and POT1 in lung cancer. AACR annual meeting in
Anaheim, California, Abstract number #8085.
3.     X. Lin, F. Bibollet-ruche, B. Hahn and B.M. Peterlin (2003). Polymorphisms of
Cyclin T1 in primates and humans have distinct function consequences in supporting Tat transactivation. Retroviruses 152, Cold Spring Harbor Conference.
4.     X. Lin and B.M. Peterlin (2001). Systemic delivery of TAT and effects on the host.
Retroviruses 66, Cold Spring Harbor Conference.
5.     X. Lin, M. M. Matzuk, Z.Z. Shi, L. Dryer, and D. E. Wells (1999). Disruption of
gastrulation and heparan sulfate associated hedgehog signaling in EXT1 deficient mice.
American Journal of Human Genetics
6.     X. Lin, L. Gan, W. H. Klein, and D. E. Wells (1998). Expression profiles of hereditary multiple exostoses gene EXT1 and generation of EXT1 deficient mice.
American Journal of Human Genetics 63: A167.
7.     X. Lin and D. E. Wells (1996). Development of a mouse model system for the analysis of hereditary multiple exostosis. American Journal of Human Genetics 59:
A364.
8.     X. Lin, J. Ahn, A. Hill, M.J. Wagner, H-J. Ludecke, B. Horstemke, and D. E.
Wells (1995). The human hereditary multiple exostoses type 1 gene spans 35 kb within the LGS chromosomal region in 8q24.1. American Journal of Human Genetics 57: A1259.
9.     D. E. Wells, J. Ahn, A. Hill, X. Lin, M. J. Wagner, H-J. Ludecke, S. Lindlow, B.
Horstemke (1995). The gene for hereditary multiple
exostoses type 1 may encode a novel tumor suppressor. American
Journal of Human Genetics 57: A40.

TECHNICAL EXPERIENCE AND SKILLS

*     Molecular Biology: DNA and RNA isolation, Southern hybridization, Northern hybridization, Colony hybridization, screening of genomic and cDNA library, DNA cloning, DNA sequencing, extensive sequence analysis using several packages like
Blast, Expasy, and several other multiple sequence alignment software, PCR amplification, RT-PCR, Taqman Real-time PCR, Taqman genotyping, SNPlex,
Sequenome, 500K gene chip genotyping, laser scanning cytometry, well versed with other routine molecular biology techniques.
*     Biochemistry: SDS PAGE, Western Blotting, IP, GST pull down assay, and ELISA.
*     Cell biology: Culturing of mammalian and cancer cell lines, Transfection, Electroporation, and Hoechst staining of cells.
*     Animal handling: Have extensive experience of handling mice and perform surgeries.
*     Computer Skills: Well versed with MS word processing software and date processing imaging software.

Gary G. Zhai, Ph.D.
EDUCATION
1995 - 1998: Ph.D., Molecular Biology and Biochemistry
The University of New South Wales, Sydney, Australia
1994 - 1995: M.Sc., Biochemistry and Molecular Biology
The University of New South Wales, Sydney, Australia
CURRENT AND PREVIOUS POSITIONS
Since Oct. 01, 2006: Chief Scientific Officer
Telomolecular Corp.
10933 Trade Center Road
Rancho Cordova, California 95670
Dec. 2002 - Feb. 2006: Senior Scientist and Medical School Instructor of Cancer Biology
Laboratory of Cellular & Molecular Neuro-Oncology
Massachusetts General Hospital
Harvard Medical School
185 Cambridge Street, Rm# 3.832, Charles River Plaza,
Boston, Massachusetts 02114
Mar. 2006 - Aug. 2006: Senior Scientific Consultant
Nanobiosym, Inc., sponsored by the U.S. Department of Defense
200 Boston Avenue, Medford, Massachusetts 02155
CONTACT INFORMATION
Phone: (617) 571-4162 (cell)
E-mail: gzhai@telomolecular.com
Home Address: 1005 Blue Ravine Road, Apt.# 536, Folsom, California 95630
EXPERIMENTAL, LEADERSHIP AND LANGUAGE SKILLS

* Track record and capability of conducting independent research in molecular CNS neuroscience, gene therapy, recombinant protein and DNA engineering and delivery, molecular cell biology with a broad knowledge base of Cancer Biology.

* In-depth understanding of Cancer Genetics and Biology, especially apoptosis, cell death and survival pathways. Expertise in protein biochemistry, protein isolation, purification and characterizations. RNAi, particularly with regard to expression of
RNAi reagents in cultured CNS tumor cells using viral vectors; Experience in the biochemical assays and functions of Rb and WT1 tumor suppressor genes, GPCR,
IGFR, EGFR, AKT kinase, PI 3-kinase and mTOR kinase.

* Rewarding experience and skills in lab management and administration, both in the industry and in the academia. Enriched experience in setting research goals and following through. Success experience both in international meeting presentations and scientific grant writing and in research papers writing for peer-reviewed journals
- having written and published over half a dozen of research articles in grade A international journals in fields of cancer biology and genomics.

QUALIFICATIONS, COMPETENCIES AND PERSONALITY

* Ph.D. in molecular biology and biochemistry, 4 years postdoctoral experience, and 3 years senior staff scientist/instructor experience at Harvard in cancer biology, exceptionally rewarding scientific consulting experience in the bio-nanotechnology industry.

* Team-oriented with strong interpersonal skills; effective leadership and agreeable but serious personality. Especially motivated to do life-long cancer research and technology development, for a personal reason, for a cure or converting cancer into a manageable chronic disease.

PROFESSIONAL EXPERIENCE
Oct., 06 - present: Chief Scientific Officer, Telomolecular Corp, CA.
Feb., 06 - Aug., 06: Consultant of Nanobiosym, Inc., Medford, MA.
Dec., 02 - Mar., 06: Staff Scientist/ Instructor, Harvard Medical School, Boston, MA
Sept., 00 - Dec., 02: Postdoctoral Fellow, McGill University, Canada.
Aug., 98 - Aug., 00: Postdoctoral Fellow, The University of Victoria, Canada.
AWARDS/HONORS

  Aid for Cancer Research Brain Tumor Grant, Boston, Massachusetts, (2004).
  Australian Development & Cooperation Scholarship, The University of New South

Wales, Sydney, Australia (a full scholarship for my PhD Program, 1994-1998).

PROFESSIONAL AFFILIATIONS

* The Society for Neuro-Oncology (SNO), Member, 2004- present. Activity: Attending
Annual Meetings.

* American Society of Therapeutic Radiology and Oncology (ASTRO), Member, 2004-
present. Activity: Attending Annual Meetings.

* National Cancer Institute Radiation Therapy Oncology Group (RTOG), Member,
2003-present. Activity: Attending Annual Meetings.

SUPERVISORY EXPERIENCE, MANAGERIAL/ADMINISTRATIVE ROLES

* Advising and mentoring BS/MS students, lab technicians and postdoc fellows at
Harvard, McGill and Nanobiosym with daily lab research activities, including theories and experimental skills in Molecular/Cellular Biology and Biochemistry.

* Assistant Director of the Laboratory of Cellular and Molecular Neuro-Oncology,
Harvard Medical School at the Massachusetts General Hospital (2002 -2005).
Responsibilities included conducting project execution and management, daily lab running, lab meetings, and journal club meetings.

INVITED LECTURE AND PRESENTATION

* University of Massachusetts, Dartmouth, MA: "Re-balancing the Yin and Yang of cancer through molecular targeting of kinase and phosphatase signaling pathways"
(2004).

* Emory University, Atlanta, GA on the novel anti-angiogenesis drug PTK787 during the
Novel Agents for Brain Tumor Therapies (NABTT) semi-annual meeting: "Clinical trial plan involving the use of a novel anti-VEGF inhibitor PTK787" (2003).

SELECTED PUBLICATIONS

1. Zhai G, Malhotra, R, et al. Radiation enhances the invasive potential of primary glioblastoma cells via IGFR-1-mediated activation of the Rho signaling pathway, Journal of Neuro-Oncology 2006;
76(3):227-37.

2. Alvarez J, Mukherjee N, Chakravarti A, Robe P, Zhai G, Loeffler J, Black PM, and Frank DA.
Journal of Clinical Oncology 2006 (in press).

3. Chakravarti A, Zhai G, et al. Survivin enhances radiation resistance in human glio-blastoma cells via caspase-independent mechanisms. Oncogene 2004; 23(45):7494-506.

4. Chakravarti A, Zhai G, et al. The prognostic significance of phosphatidylinositol 3'-kinase pathway activation in human gliomas. Journal of Clinical Oncology, 2004, 22(10): 1926-33.

5. Chakravarti A, Zhai G. Novel molecular and genetic prognostic biomarkers in prostate cancer.
Oncogenomics - Genomics Target Discovery and Development. (May 2005 by Humana Press).

6. Semret M, Zhai G, et al. Extensive genomic polymorphism within Mycobacterium avium. J
Bacteriol. 2004; 186(18): 6332-4.

7. Chakravarti A, Zhai G. Molecular and genetic prognostic factors of prostate cancer. World J of
Urology. 2003; 21(4): 265-74.

8. Zhai G, Iskandar M, Romaniuk PJ. Quantitative characterization of equilibrium binding of the in vitro selected anti-WT1 RNA aptamers. Biochemistry 2001; 40: 2032-40.

9. Zhai, G., Tyndall, E, Chakravarti, A. Phosphatase 1R dephosphorylates phosphatidyl-inositol 3'-
kinase (PI3K) and modulates cellular PIP2 and PIP3 equilibrium in human glioblastoma cells.
2006 (manuscript in preparation).

10. Tyndall, E., Zhai, G., Malhotra, R., Chakravarti, A. Galectin-1 mediates radiation therapy and chemotherapy Temodar resistance in glioblastoma. 2006 (manuscript in preparation

Pete Lohstroh, PhD
1667 Princeton Rd.
West Sacramento, CA 95691
916.376.0150
pnlohstroh@ucdavis.edu

EDUCATION

Ph. D., Pharmacology and Toxicology, University of California, Davis. Fall 2005
Dissertation: The B:I ratio of human chorionic gonadotropin metabolites in daily periimplantation urine samples as an early biomarker for pregnancy outcome. Major
Professor: Dr. Bill Lasley.

B.S., Food Biochemistry, University of California, Davis. Winter 1988

RESEARCH EXPERIENCE

Post Doctoral Research, UC Davis Cancer Center, 11/05 to Present
Conduct original research to develop and preliminarily
characterize two novel nanotherapeutics, based on albumin
nanoparticle and stealth liposome platforms, specifically targeted to lymphoid malignancies a high-affinity and high-specificity
peptidomimetic ligand. Research includes 1) the development and optimization of decoration methods, 2) the physicochemical
characterization of experimental compounds, 3) in vitro assessments of cell-surface drug binding and cytotoxicity to lymphoid
malignancies, and 4), in vivo pharmacokinetics, tissue distribution, and anti-tumor efficacy in the murine xenograft model.

Doctoral Research, UC Davis, 9/02 to 9/05.
Conducted original research to develop the urinary human chorionic gonadotropin (hCG)
profile as an early biomarker for pregnancy outcome. This biomarker may be useful in population-based studies to assess potential late-term abortifacients. This research has thus far resulted in the following: 1) the publication of results from a landmark study detailing hormonal characterization of hCG secretion and excretion during the first two weeks of pregnancy, 2) a manuscript detailing the characterization of the hourly secretion profile of hCG during the periimplantation period, 3) a manuscript detailing the development of chemiluminescent immunoassays for an automated platform and their application in the first complete characterization of the major urinary hormone biomarkers for hypothalamic, pituitary, and ovarian function and the health of the developing embryo and a broadly applicable definition of pregnancy for population-based studies, and 4) a publication detailing the first characterization of periimplantation bioactive and immunoreactive urinary hCG metabolites in surviving and failing pregnancies and their use as the bases for an early biomarker for pregnancy outcome.
Dr. Bill Lasley, C.H.E..

Staff Research Associate, UC Davis, 5/89 to 11/05.
Participated in pioneering research projects to characterize normal and abnormal reproductive function in humans, non-human primates, and diverse captive and wild species. Developed biomarkers for use in toxicological studies involving human and non-
human primates. Dr. Bill Lasley, C.H.E..

Lab Technician, UC Davis, 4/88 to 12/88.
Participated in research project to make infectious clone of a diabetagenic encephalomyocarditis virus variant. Dr. George Jordan, Internal Medicine.

Lab Technician, UC Davis, 4/87 to 3/88.
Participated in research project to characterize rat kidney beta-amino acid transport. Dr.
Russell Chesney, Pediatrics.

Process Development Internship, Liposome Technology Inc., 8/86 to 10/86.
Assembled, tested, and operated pilot scale apparati for sterile and non-sterile experimental batches of liposomes in and out of class 1000 clean room. Developed a surface tension-based assay for surfactants and performed routine biochemical assays.
Dr. Francis Martin.

Undergraduate Research, UC Davis, 6/85 to 7/86.
Conducted experiments to optimize the encapsulation of both large and small molecules in large, unilamaellar liposomes. Dr. David Deamer, Zoology.

AREAS OF SPECIALIZATION

Nanotherapeutic and Metabolomic Assay Development Expertise
Develop and optimize methods for the preparation of novel targeted albumin nanoparticles and stealth liposomes and critical immunoassay and bioassay reagents.
Develop and optimize methods to assess physicochemical properties, cellular binding, internalization, cytotoxicity, and in vivo distribution/anti-tumor efficacy of novel targeted nanotherapetics with end-points that include quantitative HPLC, dynamic light scattering,
UV/Vis/fluorescent spectrometry, fluorescent microscopy, FACS, and fluorescent whole-
animal scanning. Develop, optimize, and validate immunoassays and cellular bioassays for novel biomarkers on multiple assay platforms. Develop electrophoretic (SDS-PAGE), chromatographic (HPLC, LC), liquid and solid phase extraction methods to purify protein and small molecule analytes in diverse biological samples.

Management and Oversight
Provide direction to research groups with active projects, troubleshoot and repair analytical instruments on-site, prepare critical reagents, standards, and internal controls, prepare and update standard operating procedures, insure compliance with all pertinent regulatory guidelines.

Specialized Training
Atomic Force Microscopy, Nanomaterials in the Environment, Agriculture, and Technology
Organized Research Unit, UC Davis.
Pulse labeling and associated methods necessary to study the folding of glycoprotein hormones. Dr. Elliot Beddows, University of Nebraska, Eppley Cancer Institute.
Monoclonal antibody production. Dr. Alex Karu, UC Berkeley, Hybridoma Facility.
Mass spectrometery with VG Qudrapole Instrument. Dr. Dan Jones, UC Davis, FAI.

AWARDS
Recognition of extraordinary contributions by the office of the Vice Chancellor of
Research, UC Davis, 2000.
TEACHING EXPERIENCE

Staff Research Associate, UC Davis, 5/89 to 11/05
Provide training to undergraduate and graduate students, faculty, post-docs, visiting-
scholars in the following areas: immunoassay development/application/QC/QA with manual and automated formats, HPLC, separations, experiment design, lab safety.
Traveled to off-site laboratories in the United States, China, and Japan to train personnel and establish collaborative research programs.

Teaching assistant (ETX 114A: Biological Effects of Toxicants), UC Davis, 1/04 to 3/04.
Prepared and presented lectures covering reproductive toxicology, prepared and graded reproductive toxicology exam questions, led weekly discussion section and exam review meetings, and graded weekly problem sets. Dr. Robert Rice, Environmental Toxicology.

PROFESSIONAL AFFILIATIONS

Society of Toxicology, Student Member, 12/04 to Present.
Endocrine Society, Student Member, 6/05 to Present.

MEETING PRESENTATIONS

Peng L, Liu R, Aina O, Kumaresan P, Lohstroh P, Andrei M, DeNardo S, Sutcliffe-
Goulden J, Cherry S. From Combinatorial Chemistry to Cancer Targeting Agents. The
Society for Molecular Imaging Meeting 2006.

Ahn KC, Lohstroh PN, Gee S, Lasley B, Hammock BD. A sensitive automated chemiluminescent immunoassay for monitoring human exposure to some pyrethroid insecticides. Pacifichem Annual Meeting 2005.

Lohstroh PN, Chen JG, Xu X, Overstreet JW, Lasley BL. Urinary hCG B:I ratio as a biomarker for early fetal loss. Endocrine Society Annual Meeting 2004.

Lohstroh PN, Overstreet JW, Stewart DR, Nakajima ST, Cragun JR, Boyers SP, Lasley
BL. Prospective assessment of human chorionic gonadotropin secretion and its excretion in urine during early pregnancy. Endocrine Society Annual Meeting 2004.

Natarajan K, Overstreet JW, Rogers J, Denison, M, Lohstroh P, McConnell D, Lasley
BL. Validation of a method to measure exogenous estrogen. Society of Toxicology
Annual Meeting 2002.

PUBLICATIONS

Lohstroh PN, Dong HX, Gee N, Xu X, Lasley BL. Application of Automated
Chemiluminescent Immunoassays for Urinary Hormone Biomarkers to Characterize
Conceptive Menstrual Cycles. (Submitted).

Lohstroh PN, Overstreet JW, Stewart DR, Nakajima ST, Cragun JR, Boyers SP, Lasley
BL. Assessment of Hourly Human Chorionic Gonadotropin Secretion Profiles During the
Periimplantation Period of Successful Pregnancy. Fertil and Steril; (In press).

Lohstroh PN, Laughlin L, Gee NA, Lasley BL. Development, Validation and Application
of an Automated Chemiluminescent Immunoassay for the Measurement of Circulating
Chorionic Gonadotropin Levels in the Laboratory Macaque. J Med Primatol; (In press).

Lohstroh PN, Chen JG, Dong HX, Gee N, Xu X, Lasley BL. Daily Immunoctive and
Bioactive hCG Profiles in Periimplantation Urine Samples. Biol Reprod. 2006
Jul;75(1):24-33.

Lohstroh PN, Overstreet JW, Stewart DR, Nakajima ST, Cragun JR, Boyers SP, Lasley
BL. hCG Secretion and Excretion During Early Pregnancy. Fertil and Steril; 83(4): 1000-
11, 2005.

Chen J, Thirkill TL, Lohstroh PN, Bielmeier SR, Narotsky MG, Best DS, Harrison R,
Natarajan K, Pegram RA, Lasley BL, Douglas GC. Bromodichloromethane inhibits human placental trophoblast differentiation. Toxicol Sci. 2004 Mar;78(1):166-74.

Chen J, Douglas GC, Thirkill TL, Lohstroh PN, Bielmeier SR, Narotsky MG, Best DS,
Harrison R, Natarajan K, Pegram RA, Lasley BL. Effect of bromodichloromethane on chorionic gonadotrophin secretion by human placental trophoblast cultures. Toxicol Sci.
2003 Nov;76(1):75-82.

Lohstroh PN, Chen J, Ba J, Ryan LM, Xu X, Overstreet JW, Lasley BL. Bone resorption is affected by follicular phase length in female rotating shift workers. Environ Health
Perspect. 2002 Dec; 10:1289.

Chen J, Qiu Q, Lohstroh PN, Overstreet JW, Lasley BL.Hormonal characteristics in the early luteal phase of conceptive and nonconceptive menstrual cycles. J Soc Gynecol
Investig 2003 Jan-Feb;10(1):27-31

Moran FM, Lohstroh P, VandeVoort CA, Chen J, Overstreet JW, Conley AJ, Lasley BL.
Exogenous steroid substrate modifies the effect of 2,3,7,8-tetrachlorodibenzo-p-dioxin on estradiol production of human luteinized granulosa cells in vitro. Biol Reprod. 2003
Jan;68(1):244-51

Natarajan K, Overstreet JW, Rogers JM, Denison MS, Chen J, Lohstroh PN,
McConnell DS, Lasley BL. Detection of xenoestrogens in serum after immunoprecipitation of endogenous steroidal estrogens. Environ Health Perspect. 2002
Aug;110(8):791-5.

Shimizu K, Lohstroh PN, Laughlin LS, Gee NA, Todd H, Shideler SE, Lasley BL.
Noninstrumented enzyme-linked immunosorbant assay for detection of early pregnancy in macaques. Am J Primatol. 2001 May; 54(1):57-62.

Lasley BL, Lohstroh P, Kuo A, Gold EB, Eskenazi B, Samuels SJ, Stewart DR,
Overstreet JW. Laboratory methods for evaluating early pregnancy loss in an industry-
based population. Am J Ind Med. 1995 Dec;28(6):771-81.

Shideler SE, Shackleton CH, Moran FM, Stauffer P, Lohstroh PN, Lasley BL. Enzyme
immunoassays for ovarian steroid metabolites in the urine of Macaca fascicularis. J Med
Primatol. 1993 Jul;22(5):301-12.

Zelikovic I, Stejskal E, Lohstroh P, Budreau A, Chesney RW. Developmental maturation of Na(+)-H+ exchange in rat renal tubular brush-border membrane. Am J Physiol. 1991
Dec;261(6 Pt 2):F1017-25.

Zelikovic I, Budreau A, Chesney RW, Iwahashi C, Lohstroh P. Ionic and voltage requirements for tubular taurine transport. Prog Clin Biol Res. 1990;351:307-15.

Chesney RW, Jolly K, Zelikovic I, Iwahashi C, Lohstroh P. Increased Na+-taurine symporter in rat renal brush border membranes: preformed or newly synthesized?
FASEB J. 1989 Jul;3(9):2081-5.

Zelikovic I, Stejskal-Lorenz E, Lohstroh P, Budreau A, Chesney RW. Anion dependence of taurine transport by rat renal brush-border membrane vesicles. Am J Physiol. 1989
Apr;256(4 Pt 2):F646-55.

ADDITIONAL ACTIVITIES

Bujinkan Budo Taijutsu (ancient Japanese combat methods and strategies), Japanese and Chinese history and culture, military history, music, and food.

Matthew A. Sarad
Chief Executive Officer

Mr. Sarad is the acting Chief Executive Officer of 504 Bank, an investment company based in Sacramento, California. He co-founded and financed other important biotechnology companies. Mr. Sarad launched Telomolecular as a competitive nanotechnology entity with a public rather than private focus. Mr. Sarad specializes in venture capital and successfully financed a number of companies over the last 5 years.
504 Bank maintains a close nexus with other important financial institutions, venture capital firms, and high net worth private investors. He is experienced in the development of important startup enterprises. From 1995 to 2000 he worked as a consultant to Fortune
500 companies and State agencies at KPMG and has been a principal or executive in a variety of successful technology companies.

Recent posts:

Chief Executive Officer          Telomolecular, Sacramento, CA 2005to Present
Mr. Sarad serves as CEO of Telomolecular. He oversees the
acquisition and development important in the treatment of
aging and disease. He is responsible for the general
planning and operational management of the company.

Pres. Inv relations          Phoenix Bio 2004 to 2005
Mr. Sarad co-founded and financed this key biotechnology
company. The corporation was primarily focused on the
delivery of proteins via protein transduction domains. Mr.
Sarad left Phoenix in order to start a public company focused on the delivery of much larger molecules in safer and more
comprehensive ways.

Chief Executive Officer          504 Bank, Sacramento, CA 2003 to Present
Mr. Sarad is the active CEO at 504 Bank, an investment bank
and investment library. He is responsible for the oversight, policy, strategic planning and staffing of the organization.
The company is comprised of 12 employees and provides
consultancy services, investment matchmaking, and specialty
advertising services. Through 504 Bank Mr. Sarad has been
responsible for financing a variety of emerging high-tech
companies representing more than $50 million dollars in
business transactions.

Chairman                Artificial Technologies, Sacramento, CA 2002 to 2003
As Chairman of Artificial Technologies, Mr. Sarad helped
plan the development of sophisticated artificial intelligence and natural language processing systems. He helped secure R
& D contracts from major international technology firms.

Senior Consultant           KPMG, Sacramento, CA - 1998 to 2002
As a 5-year senior consultant at KPMG he advised Fortune
500 companies and State and Local governments on
operations and was deeply involved in the organization's
procurements. His unit was responsible for more than $100
million per year.

Henry Val
Director, President of Stem Cell Research

Henry Val

Phone: (732) 252-8085       hval@newlifesci.com Mobile Phone: (732) 277-
6002

Qualifications Summary:

Executive with established track record of successfully managed several technology companies, well experienced in managing company finances, establishing business plans, managing and training staff. Experienced in managing corporate affairs, financing of business acquisitions, well versed in SEC and FTC regulations.

Experience:

      New Life Scientific, Inc., formerly Nevada Holding Group Inc (NWLF)
CEO -Chairman of the Board                         March 2004-Present

Acquired Company in March 2004 and led the company towards acquiring:

*     NOVO Life Scientific; May 2005
*     PharmaTrials International; May 2005
*     Acquired license for TARGITTM Budesonide from InvaPharm LLC and as a part of the plan set up Joint Venture with InvaPharm, LLC called InvaMed to develop pipeline of compounds that are currently available for acquisition, development and licensing; July 2005
*     Currently negotiating two acquisitions in the CRO and SMO fields
*     Developed plans to establish operations in the Ukraine by introducing new tissue engineering, molecular biology and genetics projects, through affiliations with major R&D European Institutions, and using favorable pro stem cell and tissue engineering climate in The Ukraine and affiliation with the Institute of Molecular
Biology and Genetics.

MaxPlanet Corporation, formerly Concord International Group (MXNT)
CEO - Chairman of the Board                         May 1993 - March
2004
Acquired Company in the summer of 1993 and led the Company thru several acquisitions ranging from:
*     Medical packaging and manufacturing 1994, financed, added additional product lines, increased sales, implemented sales and marketing systems and sold back to management.
*     Acquired license from watch manufacturer "POLJOT" for exclusive marketing rights in US, established sales force, distribution and sold back to the manufacturer
*     Acquired SEG Technologies Inc., computers and peripherals distributor and integrator, provided financing
*     Resigned as an officer, stayed as a consultant for 2 years, in 1998 management decided to go private, assisted in the process and was appointed as CEO of the company in May of 1998
In May of 1998 Company changed the name to Maxplanet Corporation and strategically acquired six tech companies, as a result the market cap of the company to go over $250 MM. Managed the complete project including bidding, design, scheduling, purchasing, subcontracting, and customer service. Expanded operations throughout the world offering products and services in several different languages:
Maxplanet Canada, Maxplanet China, MundoMaximo /Latin America, Maxplanet
Africa, Australia, offered ISP services worldwide. Still large shareholder in the
Company and currently in process of completing merger of Maxplanet with another company.

Tradeway Inc; Valentino SalottiTM & CouchetteTM, Brooklyn, NY

Founder and Managing director                              May 1986- May 2002
Founded and led a 60-employee family business to generating a peak of $47 million in annual sales. Company involved in design, manufacturing and distribution of fine leather furniture as well as made to order custom furniture. Company is still run by the family; Member of the board of directors

Packard Group, Inc., NYC, NY

President, Registered Principle                              Dec 1984 - May 1990
*     Founded and led company to being full service investment banking firm
*     Created two offices in the US and two satellite offices overseas in Dusseldorf,
Germany and Monte Carlo
*     Offered underwriting, investment banking, and retail brokerage services

Languages & Skills:

*     Fluent in Russian, knowledge of Polish and Ukrainian languages
*     Experienced in Word, Excel, Quattro Pro, Windows NT and Database programs
*     Proficiency with the Internet, Digital Imaging, Video & Photography skills

Education:

      Kiev Industrial Institute, Kiev, Ukraine                    Graduated 1978
Mechanical Engineering; Concentration in Construction Materials and Technology
Minor in Business Administration; Concentration in Marketing

Southern Connecticut University
Classes in business administration, marketing
Brooklyn College
Classes in business ad

Sheree A. Friedman
Chief Financial Officer

Ms. Friedman is a principal partner at Lucrative Capital, a North Carolina based venture capital firm. Ms Friedman specializes in capitalizing private placements and has experience across a variety of sectors and industries including biotechnology. She maintains alliances with important financial institutions worldwide and has been responsible for securing financing for dozens of sophisticated private ventures representing hundreds of millions of dollars in capitalization.

As a managing partner of Lucrative Capital, Ms. Friedman networks in particularly high-
net-worth investment circles. She has been integral in first round raises for groundbreaking technology startups, biotech companies and entertainment projects.

91-06 VP of Lucrative Capital
83-89     Colter Bay International - Owner/Operator
Forbes Magazine "Top 500 fastest growing companies"

89-93     Coconut Grove Resort Wear and Gifts - Owner/Operator
          Three retail locations
Created, Manufactured and Marketed branded apparel for local major amusement parks

94-97     J. Edgar Capital Management - Head of Private Placement
500 million dollar hedge fund

98-99     Carolina Capital Management - Financial Consultant

98-01     5th Degree Concerts - In-house investment relations
Private Production Company for concert tours & events

99-01     Shoreline Capital Management - Partner

01-04     Lucrative Capital LLC - Managing Member
Specializing in:
     Seed Capital
1st and 2nd round financing for start-up companies
Contracted In-house investment relations

Honors

1990     Who's Who among rising young business women

Education: Sheree attained a B.S. in Finance from Queens College.

Kim Sanders Ph.D.
President of Planning

Kim Sanders has 25 years of experience in business planning, product management, vendor/partnership management, business development with major financial services and marketing organizations. Ms. Sanders headed the Product Management and Marketing
Divisions at Bank One Insurance Group. Under her supervision the department contributed $450 million to the company's bottom line. She held other executive positions in PNC Bank, Devon Direct Advertising, MNBA, Clement Communications, Beneficial
Corporation, and Colonial Penn Group.

004/2005 edition of Marquis Who's Who of American Women. Kim holds a Ph. D. in
Marketing and Business Administration, a Masters of Arts Degree in Administration, and
a B.A. in English.

J. Brian Allred
Vice President of Finance

Mr. Allred is the Vice President of Finance. He has extensive experience representing projects to Investment banks, Venture Capital and investors. Currently as President of
Finance for 504 Bank, he is engaged in the corporate development and capital procurement stages of many promising young companies. He consults on an array of projects that require structural work or diversification in order to receive proper attention from viable investors, VC or institutional players. Mr. Allred has served in executive capacities for a variety of important financial institutions.

     Recent posts:

     President of Finance 504 Bank, Sacramento, Ca
      Currently as Pres. of Finance for 504 Bank, he is engaged
                    in the corporate development and capital procurement
                    stages of many promising young companies. He consults
                    on an array of projects that require structural work or
                    diversification in order to receive proper attention from
                    viable investors, VC or institutional players. Facilitating commercial loans and credit enhancement when
                    requested or necessary to insure a continuum of a given
                    companies mission.

     Chief Executive Officer Allred & Associates, El Dorado Hills, Ca.
           As owner of this progressive financial consulting firm Mr.
Allred      continued to represent several small to mid cap companies to major funding sources for seed, acquisition and merger' as well to develop relationships with partnering companies while specializing in new technologies, medical device and real estate markets.

     Senior Account Executive M & A Medical Holdings/ Securities LLC, Pollack Pines.
CA
      While working with M & A Medical he was entrenched in
all                     aspects of the current medical device, dental,
sports therapy and                          nutrition markets. Brian researched
and called upon hundreds in                          the wave of coming wellness
and health care concept companies                          for financing, merger
& acquisition. Securing Capital,                              establishing
clinical sites, recruiting staff and encouraging
     strategic partnerships were steady endeavors while involved with the project.
     .

     Real Estate Broker/ Lender Pacific Real Estate Network/ Windsor Capital Mortgage, San
Diego, Ca
     As a Realtor and mortgage lender, Mr. Allred originated and closed more than $10M in transactions. Focusing on the
investment itself Brian sought to educate his clients as to the benefits of Real Estate as "leverage" in the marketplace. By
Doing this through collateralizing, 1031" Exchange and self
directing a number of re-habilitation projects.

Resume of Kenneth Percel Brown, Jr.
611 Pennsylvania Avenue, Ste. 298, Washington, D.C. 20003
kb@techalliances.us 202-437-7435

SUMMARY

Kenneth Brown has over 10 years of experience in IT consulting, analysis, and business development. He is often quoted in leading journals and books on a wide variety of technology issues. Kenneth's work has been published in over
100 publications in the U.S., Europe and Asia on legal and regulatory policy IT topics such as Microsoft and antitrust, GE/Honeywell Merger, IBM/Linux Open
Source, and ATT acquisitions. Kenneth's experience has been leveraged by IT firms for business development, finance, new markets, and government relations.

IT expertise includes: Open source, telecommunications, WiFi, telemetry, VoIP, enterprise PDA applications, video streaming, broadband configuration, and intellectual property licensing

Founder and President
Technology Alliances, Inc. 2005- Present
TAI is a consulting practice that specializes in enabling companies to fund nascent technology development and commercialization or expand their existing markets. TAI clients include colleges, wireless providers, venture capital firms, and biotechnology companies.

Summary of Experience

President, Alexis de Tocqueville Institution Washington, D.C. 1998-2005

Chief executive for leading public policy advisory foundation in Washington,
D.C. Provided expertise and analysis to Fortune 500 firms, government agencies, and NGOs. During tenure, AdTI raised over $10 million in support dollars for to continues its research and advisory efforts on topics related to:
international trade, security, and macroeconomic policy. Kenneth also directed external affairs with Members of Congress, retired U.S. Military, university faculty, charitable trusts, and non-governmental organizations such as the
United Nations, World Trade Organization, and the World Bank. Position also included comparative politics projects with organizations in Switzerland,
Canada, and Brussels.

? Founder and director of the AdTI technology program. Provided leading financial, legal, and market analysis on a wide range of technology issues including: anti-trust, intellectual property, dual-use technology, open source,
Internet voting, Internet architecture, and broadband deployment.

? Managed over 30 expert analysts that produced advisory services on a wider range of topics including tax reform, international trade, domestic policy, United
Nations reform, direct democracy, international banking, security, domestic education reform, Latin America and Cuba U.S. policy, and immigration.
Studied the impact of black markets on pharmaceutical industry for
Pharmaceutical Researchers and Manufacturers of America (PHARMA) and
historical USPTO data to determine invention ownership of immigrants.

? Authored white papers and commentary that appeared in over 100 magazines, journals, and online media. Responsible for the publication of 12 full-length books authored by AdTI experts on topics such as technology, healthcare, and trade.

Other Experience
Director, Lehrman, Bell, Mueller & Cannon Arlington, VA 1997-1998

Director of business development at domestic and international economic forecasting and consulting practice that provided expert analysis to financial institutions, hedge funds, and equity management firms on issues relevant to investment decisions related to inflationary trends, municipal and treasury bond market, global risk, and devaluation. Clients included Merrill Lynch,
Soros Capital Management, and Tiger Management Fund.

Account Manager, CACI Marketing Systems Arlington, VA 1996-1997

Senior account manager within consulting division of government contracting firm responsible for modeling U.S. Census department data. Modeled population data for financial institutions, government agencies, and private industry. Provided forecasting services relevant to site location, marketing, and economic trends to clients such as Ford Motor, ATT, and University of
Pennsylvania.

Education
George Mason University, B.A. English Literature, Fairfax, Virginia

Memberships
Board of Directors - Democratic Century Fund
Board of Directors - Bandwydth Corporation
Member - Society for Technical Communication
Member - Swiss-American Foundation
Member - Video Access Alliance
Volunteer- National Forensic League - U.S. High School Debating Association

Sample List of Authored White Papers

Regulating Internet Access: An Idea Whose Time Never Came
Understanding the CLEC Crisis
Broadband Growth in Korea
A VoIP Tax Cut
Samizdat: and Other Issues Regarding the Source of Open Source
Convergence and the Future of Broadcast Content
Intellectual Property - Left?
Opening the Open Source Debate
The Privacy Debate
Patents and the Penguin
Outsourcing and the Devaluation of Intellectual Property

Kenneth is also the author of a pending book entitled: "The Dilemma of Differentiation", a treatise discussing the difficulty of introducing, marketing, and protecting new protocols within technology development.

Vice President of Investor Relations - Jeremy Jobe
Mr. Jobe obtained his Series 7 and Series 63 licenses in 2000. Since then has specialized in the procurement and development of C level partnerships, oil and gas joint ventures, limited liability partnerships and other private securities. As a financial services executive he has been personally responsible for the movement of more than $5,000,000 over the last 6 years.

Vice-President of Accounts      Reef Securities Inc., Richardson, TX
Responsible for public relations, account acquisition and
systematically diversifying his client's assets.

Energy Consultant           Amerest Securities Corp, Dallas, TX.
Consulted on private placement oil and gas securities. Also
assisted in client services.

Producer                Pat Summerall Productions, Dallas, TX.
Mr. Jobe worked closely with the executive staff and
celebrities in producing segments that were aired on major
corporate networks.
Then the heading of the section stating CEO& Chairman since 1993 does not apply and the info need to be corrected
From to
What happened to the company, does it still exist?